As filed with the Securities and Exchange Commission on December 4, 2009 Registration Statement No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2692967 (I.R.S. Employer Identification No.)

6300 Bridge Point Parkway, Suite 500 Austin, Texas (Address of principal executive offices)	78730 (Zip Code)
1997 Incentive Plan
of Brigham Exploration Company
(Full title of the Plan)
Ben M. Brigham
Chief Executive Officer, President and Chairman of the Board
Brigham Exploration Company
6300 Bridge Point Parkway, Suite 500
Austin, Texas 78730
(512) 427-3300
(Name, address and telephone number of agent for service)
Copy to:
Joe Dannenmaier
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
(214) 969-1700
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed	Amount
securities to	to be	offering price	maximum aggregate	of
be registered	registered (1)	per share (2)	offering price (2)	registration fee
Common Stock par value $.01 per share	4,050,589 shares	$10.25	$41,518,537.25	$2,316.73

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock on November 30, 2009.

PART II
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.2
EX-23.3

EXPLANATORY NOTE
     The contents of Registration Statement No. 333-56961 and Registration Statement No. 333-135028 relating to the 1997 Incentive Plan of Brigham Exploration Company (the “Plan”) filed by the Registrant with the Securities and Exchange Commission on June 16, 1998 and June 15, 2006, respectively, are incorporated herein by reference. The purpose of this Registration Statement is to register the offering and sale of 4,050,589 additional shares of Common Stock of the Registrant pursuant to the Plan. The Board of Directors of the Registrant approved the amendments to the Plan to authorize additional shares effective April 22, 2009 and on August 19, 2009 and the amendments were approved by the stockholders on May 28, 2009 and October 7, 2009.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The exhibits listed in the accompanying Index to Exhibits are filed as a part of this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas as of December 1, 2009.

BRIGHAM EXPLORATION COMPANY
By:	/s/ Ben M. Brigham
Ben M. Brigham
Chief Executive Officer, President and Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Brigham Exploration Company, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, hereby constitute and appoint Ben M. Brigham and Eugene B. Shepherd, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all further amendments (including post-effective amendments and supplements) to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 1, 2009.

/s/ Ben M. Brigham
Ben M. Brigham
Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ David T. Brigham
David T. Brigham
Director

/s/ Harold D. Carter
Harold D. Carter
Director

/s/ Stephen C. Hurley
Stephen C. Hurley
Director

/s/ Stephen P. Reynolds
Stephen P. Reynolds
Director

/s/ Hobart A. Smith
Hobart A. Smith
Director

/s/ Scott W. Tinker
Scott W. Tinker
Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	1997 Incentive Plan (as amended effective May 28, 2009) (filed as Exhibit 10.44 to Brigham’s Current Report on Form 8-K filed May 28, 2009 and incorporated herein by reference)

4.2	1997 Incentive Plan (as amended effective August 19, 2009) (filed as Exhibit 10.50 to Brigham’s Current Report on Form 8-K filed October 13, 2009 and incorporated herein by reference)

5.1	Opinion of Thompson & Knight L.L.P.

23.1	Consent of Thompson & Knight L.L.P. (included in Exhibit 5.1 filed herewith)

23.2	Consent of KPMG, LLP

23.3	Consent of Cawley Gillespie & Associates, Inc.

24.1	Powers of Attorney (included on the signature page hereto)